Exhibit 10.1

EXTENSION SUPPORT AGREEMENT

This EXTENSION SUPPORT AGREEMENT (this “Agreement”), dated as of [●], 2023 is made by and between Anzu Special Acquisition Corp I, a Delaware corporation (“Anzu”), Anzu SPAC GP I LLC, a Delaware limited liability company (the “Sponsor”), and the undersigned holders (collectively, the “Holder”).

WHEREAS, the Sponsor currently holds 10,500,000 shares of Class B common stock, par value $0.0001 per share, of Anzu (the “Sponsor Shares”), which Sponsor Shares shall convert automatically into shares of Class A common stock, par value $0.0001 per share, of Anzu (the “Public Shares”), at the time of the Initial Business Combination (as defined below);

WHEREAS, Anzu has entered into a letter of intent (the “Letter of Intent”) regarding an Initial Business Combination with Envoy Medical Corporation (the “Target”), a U.S.-based medical device company that has developed and is in early clinical testing of an implanted device that has received “Breakthrough Device Designation” from the Food and Drug Administration;

WHEREAS, the Closing of the Initial Business Combination (as defined below) is not subject to a minimum cash condition per the Letter of Intent;

WHEREAS, Anzu expects to hold a special meeting of stockholders (the “Extension Meeting”) to consider and act upon a proposal to amend Anzu’s Amended and Restated Certificate of Incorporation (the “Charter”) to extend the date by which Anzu must consummate an initial business combination (an “Initial Business Combination”) from March 4, 2023 to September 30, 2023 or such earlier date as determined by Anzu’s board of directors (the “Charter Amendment”);

WHEREAS, the Charter provides that holders of Public Shares may redeem their Public Shares in connection with the Extension Meeting and the Business Combination Meeting (as defined below), in each case on the terms set forth in the Charter (“Redemption Rights”);

WHEREAS, as of the date of this Agreement, the Holder is the beneficial owner of [●] Public Shares (the “Holder Shares”);

WHEREAS, as of January 17, 2023, the record date for the Extension Meeting, the Holder was the beneficial owner of [●] Public Shares (the “Voting Shares”), which Voting Shares are entitled to vote on the Charter Amendment at the Extension Meeting;

WHEREAS, in the event Anzu enters into definitive agreements relating to an Initial Business Combination after the effectiveness of the Charter Amendment, Anzu intends to hold a special meeting of stockholders (the “Business Combination Meeting”) to approve, among other things, one or more proposals to approve the Initial Business Combination, the business combination agreement or similar agreement (the “Business Combination Agreement”), and certain other matters in connection with the Initial Business Combination (which may include, without limitation, proposals to approve the issuance of securities in a private placement concurrently with the closing of the Initial Business Combination, the election of directors and/or the approval of one or more equity incentive plans);

WHEREAS, subject to the terms and conditions of this Agreement, (i) the Holder is willing not to exercise its Redemption Rights, or to withdraw any previously submitted exercise of its Redemption Rights, in connection with the Extension Meeting and (ii) the Sponsor desires to transfer to Holder, and Holder desires to acquire from the Sponsor Non-Redemption Support Shares (as defined herein) as satisfaction in full of the Sponsor’s obligations to the Holder under the circumstances described herein; and

WHEREAS, in connection with the Extension Meeting, Anzu and the Sponsor intend to enter into Extension Support Agreements with parties other than the Holder (together with this Agreement, the “Extension Support Agreements”) on the same terms as this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.                  Extension and Redemption Support.

(a)               Extension Support. Holder hereby unconditionally and irrevocably agrees that Holder shall vote (and will cause its controlled affiliates to vote) any Voting Shares in support of the proposals recommended by Anzu’s board of directors, as set forth in the definitive proxy statement filed by Anzu on January 20, 2023 (as amended or supplemented prior to the date hereof, the “Proxy Statement”).

(b)               Redemption Support. Holder agrees to notify the Sponsor at least three (3) business days prior to the Extension Meeting regarding the number of Public Shares that the Holder intends to redeem and the number of Public Shares that the Holder intends to retain pursuant to the Holder’s Redemption Rights. The Sponsor agrees to transfer to the Holder, for no consideration, twenty thousand (20,000) Sponsor Shares for every one hundred thousand (100,000) Public Shares held by the Holder immediately following the Extension Meeting, up to a maximum of eighty thousand (80,000) Sponsor Shares (“Non-Redemption Support Shares”) if the number of Public Shares held by the Holder immediately following the Extension Meeting exceeds four hundred thousand (400,000) Public Shares;  provided that, in no event will the Holder be required to continue to hold, or to not request redemption or to reverse any previously submitted redemption demand(s) with regard to, a number of Public Shares representing in excess of 9.9% of the total number of Public Shares immediately following the completion of the approval of the Charter Amendment. Any Non-Redemption Support Shares shall be transferred immediately after the closing of an Initial Business Combination and re-issued in the name of the Holder either in physical certificate form or electronically using Depository Trust Company’s DWAC (Deposit Withdrawal at Custodian) System, as directed by the Holder.

(c)               Registration Rights. Concurrent with the transfer of Non-Redemption Support Shares to Holder under this Agreement, the Sponsor hereby assigns all of its rights, duties and obligations to Holder with respect to the Non-Redemption Support Shares under that certain Registration Rights Agreement, dated March 1, 2021 (as it exists on the date of the Agreement, the “Registration Rights Agreement”), by and among Anzu, the Sponsor, and the other stockholders of Anzu signatory thereto, and hereby represents and confirms to Holder that, upon Holder’s receipt of the Non-Redemption Support Shares, (i) Holder shall be a “Holder” under the Registration Rights Agreement and (ii) the Non-Redemption Support Shares shall be “Registrable Securities” under the Registration Rights Agreement. The Sponsor shall provide written notice to Anzu of such assignment in accordance with the Registration Rights Agreement. In connection with the transfer of the Non-Redemption Support Shares to Holder, Holder shall execute a joinder to the Registration Rights Agreement in substantially the form attached here to as Exhibit B pursuant to which Holder shall agree to be bound by the terms and provisions of the Registration Rights Agreement as a “Holder” thereunder with respect to the Non-Redemption Support Shares (upon acquisition thereof) as “Registrable Securities” thereunder.

(d)               Forfeitures, Transfers, etc. Holder agrees that the Non-Redemption Support Shares to be received hereby shall be subject to the transfer restrictions set forth in Section 7 of that certain letter agreement, dated as of March 1, 2021 (as it exists on the date of the Agreement, the “Letter Agreement”), entered into by the Sponsor in connection with Anzu’s initial public offering. In connection with the transfer of the Non-Redemption Support Shares to Holder, Holder shall execute a joinder to the Letter Agreement in substantially the form attached here to as Exhibit B pursuant to which Holder shall agree with Anzu to be bound solely by Section 7 of the Letter Agreement solely with respect to the Non-Redemption Support Shares. Holder shall not be required to forfeit or transfer the Non-Redemption Support Shares. Holder acknowledges that, pursuant to the Third Amended and Restated Operating Agreement of the Sponsor (as it exists on the date hereof, the “Sponsor LLC Agreement”), prior to, or at the time of, the Initial Business Combination, the managers of the Sponsor have the authority to cause the Sponsor to subject the Sponsor Shares to earn-outs, forfeitures, transfers or other restrictions, or amend the terms under which the Sponsor Shares were issued or any restrictions or other provisions relating to the Sponsor Shares set forth in the instruments establishing the same (including voting in favor of any such amendment) or enter into any other arrangements with respect to the Sponsor Shares, and that the managers are authorized to effectuate such earn-outs, forfeitures, transfers, restrictions, amendments or arrangements, including arrangements relating to the relaxation or early release of restrictions, in such amounts and pursuant to such terms as they determine in their sole and absolute discretion for any reason. Sponsor acknowledges and agrees that any such earn-outs, forfeitures, transfers, restrictions, amendments or arrangements shall apply only to the Sponsor Shares other than the Non-Redemption Support Shares and the terms and conditions applicable to the Non-Redemption Support Shares shall not be changed as a result of any such earn-outs, forfeitures, transfers, restrictions, amendments or arrangements.

(e)               Trust Account. Anzu agrees that:

(i)                 Until the earlier of (a) the consummation of the Initial Business Combination; and (b) the liquidation of the trust account into which the proceeds of initial public offering were deposited (the “Trust Account”), Anzu will maintain the investment of funds held in the Trust Account in interest-bearing United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations.

(ii)                The proceeds placed in the Trust Account, as well as any interest earned thereon, will not be used to pay for any excise tax payable pursuant to the Inflation Reduction Act of 2022 (the “IR Act”), provided that the Charter Amendment has been approved and the Insurance Agreement (as defined in the Proxy Statement) has become effective.

(iii)               Anzu will not reduce the amount payable from the Trust Account to redeeming stockholders at the closing of the Initial Business Combination in order to cover any excise tax under the IR Act.

2.                  Representations, Warranties and Agreements.

(a)               Holder’s Representations, Warranties and Agreements. The Holder represents and warrants to Anzu and the Sponsor as follows:

(i)                The Holder is a corporation, exempted company, limited liability company or other applicable business entity duly organized, incorporated or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the applicable laws of its jurisdiction of organization, incorporation or formation (as applicable).

(ii)              The Holder has the requisite corporate, exempted company, limited liability company or other similar power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary exempted company, corporate, limited liability company or other similar action on the part of the Holder. This Agreement has been duly and validly executed and delivered by the Holder and constitutes the valid, legal and binding agreements of the Holder (assuming this Agreement has been, upon execution hereof, duly authorized, executed and delivered by Anzu and the Sponsor), enforceable against the Holder in accordance with its terms (except as enforceability is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other applicable laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(iii)               Holder is the record and/or beneficial owner (as defined in the Exchange Act of 1934, as amended (the “Exchange Act”)) of, and has good and marketable title to, all of the Holder Shares, in each case free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (including any restriction on the right to vote, sell or otherwise dispose of the Holder Shares (other than transfer restrictions under the Securities Act of 1933, as amended (the “Securities Act”)) affecting the Holder Shares (“Liens”). The Holder Shares are not subject to any proxy, voting trust or other agreement or arrangement with respect to the voting or disposition of the Holder Shares.

(iv)              The execution and delivery of this Agreement by Holder does not, and the performance by Holder of its obligations hereunder will not (i) violate any provision of, or result in the breach of, any applicable law to which Holder is subject or by which any property or asset of Holder is bound, (ii) conflict with or result in a violation of the governing documents of Holder, or (iii) violate any provision of or result in breach, default or acceleration under any contract binding upon Holder or, if Holder is an entity, its equity securities or, require any consent or approval that has not been given or other action that has not been taken by any person, except in the case of clause (i) or (iii) directly above, as would not reasonably be expected to prevent, enjoin or materially delay the performance by Holder of its obligations under this Agreement.

(v)                Holder, in making the decision to receive the Non-Redemption Support Shares from the Sponsor, has not relied upon any oral or written representations or assurances from the Sponsor or any of Anzu’s officers, directors, partners or employees or any other representatives or agents. Holder further understands that no federal or state agency has passed upon or made any recommendation or endorsement of the acquisition of the Non-Redemption Support Shares.

(vi)               Holder acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with the Holder’s own legal counsel and investment and tax advisors.

(vii)              Holder is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and acknowledges that the transfer of Non-Redemption Support Shares contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

(viii)             Holder is acquiring the Non-Redemption Support Shares solely for investment purposes, for such Holder’s own account (and/or for the account or benefit of its members or affiliates, as permitted), and not with a view to the distribution thereof in violation of the Securities Act and Holder has no present arrangement to sell the Non-Redemption Support Shares to or through any person or entity except as may be permitted hereunder.

(ix)               Holder is sophisticated in financial matters and able to evaluate the risks and benefits of the investment in the Non-Redemption Support Shares. Holder is aware that an investment in the Non-Redemption Support Shares is highly speculative and subject to substantial risks. Holder is cognizant of and understands the risks related to the acquisition of the Non-Redemption Support Shares, including those restrictions described or provided for in this Agreement pertaining to transferability. Holder is able to bear the economic risk of its investment in the Holder for an indefinite period of time and able to sustain a complete loss of such investment.

(x)                 No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by Holder in connection with the acquisition of the Non-Redemption Support Shares nor is Holder entitled to or will accept any such fee or commission.

(xi)               Holder understands that the Non-Redemption Support Shares are being offered and sold to Holder in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Sponsor is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Holder set forth in this Agreement in order to determine the applicability of such provisions.

(b)               Sponsor’s Representations, Warranties and Agreements. The Sponsor represents and warrants to Anzu and Holder as follows:

(i)                 The Sponsor is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.

(ii)                The Sponsor has the requisite limited liability company power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action on the part of the Sponsor. This Agreement has been duly and validly executed and delivered by the Sponsor and constitutes the valid, legal and binding agreements of the Sponsor (assuming this Agreement has been, upon execution hereof, duly authorized, executed and delivered by Anzu and the Holder), enforceable against the Sponsor in accordance with its terms (except as enforceability is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other applicable laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(iii)              The Sponsor (or its designees) is the beneficial owner of the Non-Redemption Support Shares and will transfer them to the Holders pursuant to the terms of this Agreement free and clear of any Liens, except for restrictions imposed by federal and state securities laws and the transfer restrictions referred to in Section 1(d) hereof.

(iv)             The execution and delivery of this Agreement by the Sponsor does not, and the performance by the Sponsor of its obligations hereunder will not (i) violate any provision of, or result in the breach of, any applicable law to which Sponsor is subject or by which any property or asset of Sponsor is bound, (ii) conflict with or result in a violation of the limited liability company agreement of Sponsor, or (iii) violate any provision of or result in breach, default or acceleration under any contract binding upon Sponsor or its equity securities or, require any consent or approval that has not been given or other action that has not been taken by any person, except in the case of clause (i) or (iii) directly above, as would not reasonably be expected to prevent, enjoin or materially delay the performance by Sponsor of its obligations under this Agreement.

(c)               Anzu’s Representations, Warranties and Agreements. Anzu represents and warrants to the Sponsor and Holder as follows:

(i)                 Anzu is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(ii)                Anzu has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Anzu. This Agreement has been duly and validly executed and delivered by Anzu and constitutes the valid, legal and binding agreements of Anzu (assuming this Agreement has been, upon execution hereof, duly authorized, executed and delivered by the Holder and the Sponsor), enforceable against Anzu in accordance with its terms (except as enforceability is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other applicable laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(iii)              The execution and delivery of this Agreement by Anzu does not, and the performance by Anzu of its obligations hereunder will not (i) violate any provision of, or result in the breach of, any applicable law to which Anzu is subject or by which any property or asset of Anzu is bound, (ii) conflict with or result in a violation of the Charter or Bylaws of Anzu, or (iii) violate any provision of or result in breach, default or acceleration under any contract binding upon Anzu or its equity securities or, require any consent or approval that has not been given or other action that has not been taken by any person, except in the case of clause (i) or (iii) directly above, as would not reasonably be expected to prevent, enjoin or materially delay the performance by Anzu of its obligations under this Agreement.

3.                  Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of:

(a)               Five (5) days prior to the Extension Meeting if Anzu does not disclose publicly any information previously provided to the Holder, if any, that constitutes material non-public information,

(b)               the date of the Extension Meeting if the Charter Amendment is not approved at the Extension Meeting,

(c)               the date immediately after of the Extension Meeting, if the Holder fails to fulfill its obligations under this Agreement,

(d)               Mutual written agreement of the parties hereto to terminate this Agreement.

provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, or fraud, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. Notwithstanding anything to the contrary herein, the provisions of Section 3 shall survive the termination of this Agreement.

4.                  Miscellaneous.

(a)               Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)                 If to the Sponsor:

Anzu SPAC GP I LLC

12610 Race Track Road, Suite 250

Tampa, FL 33626

Attention:             Dr. Whitney Haring-Smith, Managing Member

Email:                     whs@anzupartners.com

with copies to:

Morrison & Foerster LLP

2100 L Street, NW, Suite 900

Washington, DC 20037

Attention:             David P. Slotkin; Justin R. Salon

Email:                     dslotkin@mofo.com; justinsalon@mofo.com

(ii)              If to Holder, to such address or addresses set forth on the signature page hereto.

(b)               Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter(s) entered into relating to the subject matter hereof.

(c)                Modifications and Amendments. This Agreement may not be amended, modified, supplemented or waived except by an instrument in writing, signed by both of the parties hereto.

(d)               Assignment. Neither this Agreement nor any rights, interests or obligations that may accrue to the parties hereunder may be transferred or assigned without the prior written consent of each of the other parties hereto.

(e)               Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby. With respect to any suit, action or proceeding relating to the transactions contemplated hereby, the undersigned irrevocably submit to the jurisdiction of the United States District Court or, if such court does not have jurisdiction, the New York state courts located in, the Borough of Manhattan, State of New York, which submission shall be exclusive.

(f)                Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(g)               No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(h)               Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

(i)                Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by email transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(j)                Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached will not detract from or mitigate the fact that such party is in breach of the first representation, warranty, or covenant.

(k)               Mutual Drafting. This Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties hereto and shall not be construed for or against any party.

(l)                Disclosure. The Sponsor agrees that, without the prior written consent of Holder, Holder’s identity and beneficial ownership of the Holder Shares and the nature of Holder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed necessary or appropriate by the Sponsor, a copy of this Agreement, shall not be included in any public disclosures related to this Agreement unless Sponsor or Anzu reasonably determines, after advice of outside counsel, that such disclosure is required by applicable law, regulation or stock exchange rule. Holder will promptly provide any information reasonably requested by Anzu or the Sponsor for any regulatory application or filing made or approval sought in connection with the Initial Business Combination or the transactions contemplated hereby (including filings with the Securities and Exchange Commission).

(m)             No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship between Holder, on the one hand, and the Sponsor, on the other hand, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties.

(n)               No Recourse. Notwithstanding anything to the contrary contained herein or otherwise, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against the entities and Persons that are expressly identified as parties to this Agreement in their capacities as such and no former, current or future shareholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or affiliates of any party hereto, or any former, current or future direct or indirect shareholder, equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

(o)               Trust Account. The Holder hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind or nature whatsoever (each, a “Claim”) in or to, and any and all right to seek payment of any amounts out of, the Trust Account, and hereby irrevocably waives any Claim the Holder presently has or may have in the future as a result of, or arising out of, this Agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever. Nothing herein shall limit the ability of the Holder to pursue any claim seeking as its remedy Anzu’s, the Sponsor’s or their respective affiliates’ non-Trust Account assets or funds, and nothing herein shall waive or impact any claims that the Holder may have in the future against Anzu’s, the Sponsor’s or their respective affiliates’ assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds). For the avoidance of doubt and subject to the terms of Section 1(b) hereof, nothing in this Agreement is intended to restrict or prohibit Holder’s ability, in each case in its discretion, to (i) redeem any Public Shares or (ii) sell or otherwise dispose of any Public Shares. This Section 4(o) shall survive the termination of this Agreement for any reason.

(p)               Most Favored Nation. In the event the Sponsor enters one or more other non-redemption agreements before or after the execution of this Agreement, the Sponsor represents that the terms of such other agreements will not be materially more favorable to such other investors thereunder than the terms of this Agreement are in respect of the Holder. In the event that another third party is afforded any such more favorable terms than the Holder, the Sponsor shall promptly inform the Holder of such more favorable terms in writing, and the Holder shall have the right to elect to have such more favorable terms included herein, in which case the parties hereto shall promptly amend this Agreement to effect the same.

[signature page follows]

IN WITNESS WHEREOF, each of the Sponsor, Anzu and Holder has executed or caused this Extension Support Agreement to be executed by its duly authorized representative as of the date set forth below.

Anzu SPAC GP I LLC

By:

Name:	Whitney Haring-Smith
Title:	Managing Member

Anzu Special Acquisition Corp I

By:

Name:	Whitney Haring-Smith
Title:	Chief Executive Officer

[●] On behalf of Investors in Exhibit A

By:

Name:	[●]
Title:	[●]

Notice Address: [●]

[Signature Page to Extension Support Agreement]

Exhibit A

Account	EIN	Address	Sponsor Shares to be Transferred / Economic Interest Assigned	Number of Public Shares to be Held as Investor Shares
[●]	[●]	[●]	[●]	[●]
			[●]	[●]

A-1

EXHIBIT B

FORM OF JOINDER

TO

LETTER AGREEMENT

AND

REGISTRATION RIGHTS AGREEMENT

______, 20_

Reference is made to that certain Extension Support Agreement, dated as of February , 2023 (the “Agreement”), by and among (“Holder”), Anzu Special Acquisition Corp I (“Anzu”) and Anzu SPAC GP I LLC (the “Sponsor”), pursuant to which Holder acquired securities of Anzu from the Sponsor. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement.

By executing this joinder, Holder hereby agrees, as of the date first set forth above, that Holder (i) shall become a party to that certain Letter Agreement, dated March 1, 2021, by and among Anzu, the Sponsor and Anzu’s officers and directors (as it exists on the date of the Agreement, the “Letter Agreement”), solely with respect to Section 7 of the Letter Agreement, and shall be bound by, and shall be subject to the restrictions set forth under, the terms and provisions of such section of the Letter Agreement as an Insider (as defined therein) solely with respect to its Non-Redemption Support Shares; and (ii) shall become a party to that certain Registration Rights Agreement, dated March 1, 2021, by and among Anzu, the Sponsor and certain other security holders named therein (as it exists on the date of the Agreement, the “Registration Rights Agreement”), and shall be bound by the terms and provisions of the Registration Rights Agreement as a Holder (as defined therein) and entitled to the rights of a Holder under the Registration Rights Agreement and the Non-Redemption Support Shares (together with any other equity security of Anzu issued or issuable with respect to any such Non-Redemption Support Shares by way of a share dividend or share subdivision or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization) shall be “Registrable Securities” thereunder.

For the purposes of clarity, it is expressly understood and agreed that each provision contained herein, in the Letter Agreement (to the extent applicable to Holder) and the Registration Rights Agreement is between Anzu and Holder, solely, and not between and among Investor and the other shareholders of Anzu signatory thereto.

B-1

[HOLDER]

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

ANZU SPECIAL ACQUISITION CORP I

By:
Name:
Title:

[Signature Page to Joinder to Letter Agreement and Registration Rights Agreement]